UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2016

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-8869

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, Mounia Chaoui resigned from the Board of Directors (the “Board”) of the EyeGate Pharmaceuticals, Inc. (the “Company”) and all committees thereof.  Ms. Chaoui’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Ms. Chaoui’s resignation, the Board appointed Praveen Tyle, an independent member of the Board, as a member of the Audit Committee of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of two Class I Directors for a three-year term, such term to continue until the Company’s annual meeting of stockholders in 2019 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal; and

(ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The voting results are reported below.

Proposal 1 - Election of Directors

Paul Chaney and Bernard Malfroy-Camine were elected as Class I Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2019 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Chaney	5,165,405	29,278	1,092,628
Bernard Malfroy-Camine	5,180,691	13,992	1,092,628

Proposal 2 - Ratification of the Appointment of EisnerAmper LLP

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
6,141,039	110,895	35,377

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: June 22, 2016

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